Exhibit 99.1

PC Connection, Inc. Reports Fourth Quarter and Year-end Results; Gross Margin Rates Improve across All Sales Segments; 10.5% Annual Growth in Large Corporate Account Sales

     MERRIMACK, N.H.--(BUSINESS WIRE)--Jan. 27, 2005--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, today announced results for the quarter ended December 31, 2004. Net sales for the three months ended December 31, 2004 decreased by $18.8 million, or 5.2%, to $339.6 million from $358.4 million for the quarter ended December 31, 2003. Net income for the quarter ended December 31, 2004, on a generally accepted accounting principles (GAAP) basis, was $2.1 million, or $.08 per share, compared to $0.7 million, or $.03 per share, for the quarter ended December 31, 2003. Net income for the quarter included $0.4 million, resulting from a reduction in the estimate for certain state income tax contingencies. Net sales for the year ended December 31, 2004 increased by $40.9 million, or 3.1%, to $1.35 billion from $1.31 billion for the year ended December 31, 2003. Net income for the year ended December 31, 2004, on a GAAP basis, was $8.3 million, or $.33 per share, compared to $5.9 million, or $.23 per share, for the corresponding period a year ago.
    The three-month and twelve-month periods ended December 31, 2004 and 2003 included special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the quarter ended December 31, 2004 would have been $3.1 million, or $.12 per share, compared to $1.7 million, or $.07 per share, for the quarter ended December 31, 2003, an 82.4% increase. Likewise, pro forma net income for the year ended December 31, 2004 would have been $11.5 million, or $.46 per share, compared to $7.1 million, or $.28 per share, for the year ended December 31, 2003. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income
Statements.
    Consolidated gross margins, as a percentage of net sales, improved year over year in the fourth quarter of 2004 by 203 basis points, including a reclassification described below. Gross margin rates were 12.2% in the fourth quarter of 2004 compared to 10.1% in the fourth quarter of 2003. As announced in October, the Company revised its estimates relating to vendor consideration in Issue No. 02-16 of the Emerging Issues Task Force (EITF) and reclassified additional advertising reimbursements from vendors in excess of advertising costs incurred of $3.0 million from selling, general, and administrative
(SG&A) expenses to cost of goods sold and inventory. Such excess advertising reimbursements had been recorded as an offset to SG&A expenses, and this reclassification resulted in an increase in gross margin of 0.9% for the fourth quarter of 2004. The remaining increase was attributable to the margin enhancement programs initiated in the first quarter of 2004. These initiatives and the increased agency revenue in our federal government business accounted for the margin rate increase in our Public Sector. Gross margin rates increased year over year in all three business segments, as shown in the table on page 3. As previously stated, the Company expects that its gross profit margin as a percentage of net sales may vary by quarter based upon vendor support programs, product mix, pricing strategies, market conditions, and other factors.
    Patricia Gallup, Chairman and Chief Executive Officer, said, "Our initiatives to improve gross profit margins continues to be the key driver behind our growth in earnings per share. We were pleased that all three business segments were able to achieve gross margin rate improvements, both sequentially and year over year."
    Net sales for the small- and medium-sized business (SMB) segment in the fourth quarter of 2004 increased by 2.6% from the fourth quarter of 2003 to $204.9 million and increased sequentially by 4.6% over the immediately preceding quarter. Sales to government and education customers (Public Sector segment) declined for the fourth quarter of 2004 by 35.1% from the fourth quarter of 2003 to $58.0 million. Within this segment, sales to the federal government declined year over year by 58.3%, primarily as a result of the 2003 loss of our GSA contract. Although it was replaced with a new GSA contract in August of 2004, it was too late for GovConnection to take full advantage of the annual federal buying season. Sales to state, local, and education customers declined year over year by 4.5% from the fourth quarter of 2003. Sales to large corporate account customers increased by 10.5% from the fourth quarter of 2003 to $76.7 million but decreased sequentially by 1.0% from the immediately preceding quarter.
    Consolidated annualized sales productivity decreased to $2.3 million per sales representative in the fourth quarter of 2004 from $2.5 million per sales representative in the fourth quarter of 2003, primarily due to the decline in federal government sales. The total number of sales representatives increased to 591 at December 31, 2004 from 571 at September 30, 2004 and from 567 at December 31, 2003.
    Total SG&A expenses as a percentage of sales were 10.8% in the fourth quarter of 2004 (including the EITF reclassification referred to above, which increased this rate by 0.9%), compared to 9.2% in the corresponding period a year ago. The Company expects that its SG&A expenses as a percentage of net sales may vary by quarter depending on changes in sales volume and the effect of any excess vendor advertising reimbursements, as well as the levels of continuing investments in key growth initiatives.
    Notebook computer systems and PDAs continued to be the Company's largest product category, accounting for 18.9% of net sales in the fourth quarter of 2004 compared to 19.0% of net sales for the corresponding period a year ago. Desktop and server computer systems accounted for 15.1% of net sales in the fourth quarter of 2004, compared to 15.8% for the corresponding 2003 period. The average selling prices of computer systems increased 0.2% in the fourth quarter of 2004 compared to the corresponding period a year ago, and increased 3.6% compared to the third quarter of 2004.
    Ms. Gallup concluded, "During the last quarter, the Company improved both gross profit and operating margins, grew earnings, and continued our efforts to enhance the efficiency and effectiveness of our sales organizations. Our strong and experienced management team continues to be focused on driving continuous improvement and building long-term value for our shareholders."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, operates three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation (1-800-800-5555) is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com. GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and is online at www.govconnection.com. MoreDirect, Inc. (www.moredirect.com) provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.

    A live web cast of PC Connection management's discussion of the fourth quarter and year will be available on the Company's Web site at www.pcconnection.com and on www.streetevents.com. The web cast will begin today at 10:00 a.m. Eastern Time.

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2004. More specifically, the statements in this release concerning the Company's outlook for 2005 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.



CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
At or for the Three Months Ended December 31,             2004
(Dollars and shares in thousands, except                         % of
operating data, price/earnings ratio and per                     Net
share data)                                                      Sales

    Operating Data:
      Net sales growth                                   (5.2)%
      Gross profit margin                                 12.2
      Operating margin                                     0.9
      Return on equity(1)                                  5.1
      Diluted earnings per share                   $       .08
      Catalogs distributed                          10,868,000
      Orders entered(2)                                332,000
      Average order size(2)                        $     1,132

      Inventory turns(1)                                    14
      Days sales outstanding                                42

    Product Mix:
      Notebooks & PDAs                             $    64,164   18.9%
      Desktop/Servers                                   51,212   15.1
      Storage Devices                                   29,594    8.7
      Software                                          39,892   11.7
      Net/Com Products                                  24,861    7.3
      Printers & Printer Supplies                       35,523   10.5
      Video, Imaging & Sound                            42,265   12.4
      Memory & System Enhancements                      17,952    5.3
      Accessories/Other                                 34,136   10.1
                                                   ------------ ------
                                                   $   339,599  100.0%
                                                   ============ ======

    Stock Performance Indicators:
      Actual shares outstanding                         25,100
      Total book value per share                   $      6.62
      Tangible book value per share                $      4.44
      Closing price                                $      9.52
      Market capitalization                        $   238,952
      Trailing price/earnings ratio (3)                     29

At or for the Three Months Ended December 31,    2003
(Dollars and shares in thousands, except               % of
operating data, price/earnings ratio and               Net
per share data)                                        Sales  % Change

    Operating Data:
      Net sales growth                           11.2%
      Gross profit margin                        10.1
      Operating margin                            0.5
      Return on equity(1)                         1.9
      Diluted earnings per share           $      .03           166.7%
      Catalogs distributed                  8,726,000            24.5%
      Orders entered(2)                       338,000            (1.8)
      Average order size(2)                $    1,202            (5.8)

      Inventory turns(1)                           17
      Days sales outstanding                       47

    Product Mix:
      Notebooks & PDAs                     $   68,001  19.0%    (5.6)%
      Desktop/Servers                          56,590  15.8      (9.5)
      Storage Devices                          29,169   8.1       1.5
      Software                                 45,446  12.7     (12.2)
      Net/Com Products                         27,211   7.6      (8.6)
      Printers & Printer Supplies              36,953  10.3      (3.9)
      Video, Imaging & Sound                   44,251  12.3      (4.5)
      Memory & System Enhancements             20,673   5.8     (13.2)
      Accessories/Other                        30,082   8.4      13.5
                                           ---------- ------
                                           $  358,376 100.0%    (5.2)%
                                           ========== ======

    Stock Performance Indicators:
      Actual shares outstanding                24,980
      Total book value per share           $     6.29
      Tangible book value per share        $     4.34
      Closing price                        $     8.23
      Market capitalization                $  205,585
      Trailing price/earnings ratio (3)            34


      (1)  Annualized
      (2)  Does not reflect cancellations
       or returns
      (3)  Earnings is based on the last
       four quarters



SELECTED SEGMENT INFORMATION
For the Three Months Ended
 December 31,                             2004               2003
                                   ----------------- -----------------
                                              Gross             Gross
                                              Margin            Margin
(Dollars in thousands)             Net Sales   (%)   Net Sales   (%)

   PC Connection Sales Corporation
    (SMB)                          $204,878    13.4% $199,615    11.1%
   GovConnection (Public Sector)     58,022     9.8    89,371     8.0
   MoreDirect (Large Account)        76,699    10.7    69,390    10.1
                                   -----------------------------------
           Total                   $339,599    12.2% $358,376    10.1%
                                   ===================================


CONSOLIDATED INCOME STATEMENTS
Three Months Ended December 31,           2004              2003
                                   ----------------- -----------------
                                             % of               % of
(Amounts in thousands, except per             Net                Net
 share data)                        Amount    Sales   Amount     Sales

  Net sales                        $339,599  100.00% $358,376  100.00%
  Cost of sales                     298,253   87.83   322,055   89.86
                                   --------  ------- --------  -------
         Gross Profit                41,346   12.17    36,321   10.14

  Selling, general, and
   administrative expenses           36,576   10.77    33,108    9.24
  Special charges                     1,649     .48     1,532     .43
                                   --------  ------- --------  -------
         Income From Operations       3,121     .92     1,681     .47

  Interest expense                     (326)   (.09)     (456)   (.13)
  Other, net                             16       -        (8)      -
  Income tax provision                 (738)   (.22)     (487)   (.14)
                                   --------  ------- --------  -------
         Net Income                $  2,073    0.61% $    730     .20%
                                   ========  ======= ========  =======

  Weighted average common shares
   outstanding:
     Basic                           25,057            24,792
                                   ========          ========
     Diluted                         25,275            25,308
                                   ========          ========

  Earnings per common share:
     Basic                         $    .08          $    .03
                                   ========          ========
     Diluted                       $    .08          $    .03
                                   ========          ========



CONSOLIDATED INCOME STATEMENTS
Twelve Months Ended
 December 31,                        2004                   2003
                                         % of                   % of
(Amounts in thousands,                    Net                    Net
 except per share data)       Amount      Sales      Amount      Sales

  Net sales                 $1,353,834  100.00%    $1,312,891  100.00%
  Cost of sales              1,202,995   88.86      1,175,212   89.51
                            ----------  -------    ----------  -------
         Gross Profit          150,839   11.14        137,679   10.49
  Selling, general, and
   administrative expenses     131,514    9.71        124,824    9.51
  Special charges                5,232     .39          1,929     .15
                            ----------  ------     ----------  -------
         Income From
          Operations            14,093    1.04         10,926     .83

  Interest expense              (1,385)   (.10)        (1,305)   (.10)
  Other, net                       152     .01            117     .01
  Income tax provision          (4,556)   (.34)        (3,850)   (.29)
                            ----------  -------    ----------  -------
         Net Income         $    8,304    0.61%    $    5,888     .45%
                            ==========  ======     ==========  =======
  Weighted average common
   shares outstanding:
     Basic                      25,028                 24,713
                            ==========             ==========
     Diluted                    25,272                 25,114
                            ==========             ==========
  Earnings per common
   share:
     Basic                  $      .33             $      .24
                            ==========             ==========
     Diluted                $      .33             $      .23
                            ==========             ==========



A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
This information is being provided so as to allow for a comparison of our operating results without special charges.

                                         Three Months   Twelve Months
                                            Ended           Ended
                                         December 31,    December 31,
(Amounts in thousands)                   2004    2003    2004    2003
                                       -------------- ----------------

  GAAP net income                      $2,073  $  730 $ 8,304  $5,888

  Special charges (after tax):
      Workforce reduction                 172       7     533     247
      GSA review and other                850     913   2,711     920
                                       ------  ------ -------  -------
                                        1,022     920   3,244   1,167
                                       ------  ------ -------  -------

  Pro forma net income                 $3,095  $1,650 $11,548  $7,055
                                       ======  ====== =======  =======



CONSOLIDATED BALANCE SHEETS
                                            December 31,  December 31,
(Amounts in thousands)                          2004          2003
                                           ------------- -------------

ASSETS

 Current Assets:
   Cash and cash equivalents               $      6,829  $      2,977
   Restricted cash (1)                                -         5,000
   Accounts receivable, net                     120,752       144,337
   Inventories - merchandise                     78,390        80,140
   Deferred income taxes                          3,039         3,051
   Income taxes receivable                        1,325         2,190
   Prepaid expenses and other current
    assets                                        3,644         3,649
                                           ------------- -------------
           Total current assets                 213,979       241,344
 Property and equipment, net                     17,647        20,396
 Goodwill, net                                   51,687        45,264
 Other intangibles, net                           3,040         3,393
 Other assets                                       189           208
                                           ------------- -------------
           Total assets                    $    286,542  $    310,605
                                           ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
   Current maturities of capital lease
    obligations:
      To affiliate                         $        373  $        334
      To third parties                              391             -
   Note payable - bank                            4,810         5,614
   Accounts payable                              79,709       112,538
   Accrued expenses and other liabilities        18,138        14,382
   Acquisition earn-out obligation                6,921        11,593
                                           ------------- -------------
           Total current liabilities            110,342       144,461
 Capital lease obligations, less current
  maturities:
       To affiliate                               5,715         6,088
       To third parties                             841             -
 Deferred income taxes                            3,486         2,867
                                           ------------- -------------
           Total liabilities                    120,384       153,416
                                           ------------- -------------
 Stockholders' Equity:
   Common stock                                     255           253
   Additional paid-in capital                    77,091        76,428
   Retained earnings                             91,098        82,794
   Treasury stock at cost                        (2,286)       (2,286)
                                           ------------- -------------
           Total stockholders' equity           166,158       157,189
                                           ------------- -------------
           Total liabilities and
            stockholders' equity           $    286,542  $    310,605
                                           ============= =============

(1)  Cash escrow established for the MoreDirect, Inc. acquisition



CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Twelve Months Ended December 31, 2004 (Amounts in thousands)

                                                 Treasury
            Common Stock  Additional              Shares
            ------------   Paid-In   Retained ---------------
           Shares Amount   Capital   Earnings Shares   Amount   Total
           -----------------------------------------------------------
Balance
 - December
 31, 2003   25,342 $253    $76,428   $82,794   (362) $(2,286) $157,189

Exercise
 of stock
 options,
 including
 income tax
 benefits       47    1        259         -      -        -       260
Issuance
 of stock
 under
 employee
 stock
 purchase
 plan           73    1        404         -      -        -       405


Net income       -    -          -     8,304      -        -     8,304
            ------ ----    -------   -------   ----- -------- --------
Balance
 - December
 31, 2004   25,462 $255    $77,091   $91,098   (362) $(2,286) $166,158
            ====== ====    =======   =======   ===== ======== ========



CONSOLIDATED STATEMENTS OF CASH FLOWS
Twelve Months Ended December 31, (Amounts in thousands)
                                                     2004       2003
                                                 ---------- ----------
 Cash Flows from Operating Activities:

   Net income                                    $   8,304  $   5,888
   Adjustments to reconcile net income to
    net cash provided by
    operating activities:
        Depreciation and amortization                7,127      8,363
        Deferred income taxes                         (688)      (888)
        Provision for doubtful accounts              4,280      2,953
        Loss on disposal of fixed assets                 8         41

   Changes in assets and liabilities:
        Accounts receivable                         19,305    (11,976)
        Inventories                                  1,750    (27,661)
        Prepaid expenses and other current
         assets                                        870     (1,267)
        Other non-current assets                        19        126
        Accounts payable                           (32,829)    27,045
        Income tax benefits from exercise
         of stock options                               97        349
        Accrued expenses and other
         liabilities                                 5,075        328
                                                 ---------- ----------
   Net cash provided by operating activities        13,318      3,301
                                                 ---------- ----------

 Cash Flows from Investing Activities:

   Purchases of property and equipment              (2,804)    (2,517)
   Proceeds from sale of property and equipment          3          2
   Payment of acquisition earn-out obligation      (11,095)   (10,829)
   Cash escrow distributed for acquisition           5,000      5,000
                                                 ---------- ----------
   Net cash used for investing activities           (8,896)    (8,344)
                                                 ---------- ----------


 Cash Flows from Financing Activities:

   Proceeds from short-term borrowings             369,285    238,259
   Repayment of short-term borrowings             (370,089)  (232,645)
   Repayment of capital lease obligation
    to affiliate                                      (334)      (199)
   Exercise of stock options                           163        381
   Issuance of stock under employee stock
    purchase plan                                      405        427
                                                 ---------- ----------
   Net cash (used for) provided by
    financing activities                              (570)     6,223
                                                 ---------- ----------

   Increase in cash and cash equivalents             3,852      1,180
   Cash and cash equivalents, beginning of
    period                                           2,977      1,797
                                                 ---------- ----------
   Cash and cash equivalents, end of period      $   6,829  $   2,977
                                                 ========== ==========


    CONTACT: PC Connection, Inc.
             Stephen C. Baldridge, 603-683-2052
             VP of Finance and Corporate Controller